Registration No. 33-83708



                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PAMIDA HOLDINGS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                  47-0696125
     -------------------------------                  -------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)


         8800 "F" Street, Omaha, Nebraska               68127
     ----------------------------------------         ----------
     (Address of Principal Executive Offices)         (Zip Code)


                           Pamida Holdings Corporation
                             1992 Stock Option Plan
                            ------------------------
                            (Full title of the plan)


                          Michael J. Hopkins, President
                           Pamida Holdings Corporation
                     8800 "F" Street, Omaha, Nebraska 68127
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (402) 339-2400
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                                Howard J. Kaslow
                         8712 West Dodge Road, Suite 300
                              Omaha, NE 68114-3419



                       Removal of Shares from Registration
                       -----------------------------------


     The Pamida Holdings Corporation 1992 Stock Option Plan has been terminated by the registrant, effective July 9, 1999.

     61,598 shares of Common Stock of the registrant were issued pursuant to such Plan, and the remaining 288,402 shares of Common Stock of the registrant covered by Registration No. 33-83708 hereby are removed from registration, effective upon the filing of this Post-Effective Amendment No. 1.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 30, 1999.

                                        PAMIDA HOLDINGS CORPORATION

                                        By: /s/ Michael J. Hopkins
                                            ----------------------
                                            Michael J. Hopkins, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Name                            Title                         Date
         ----                            -----                         ----
/s/ Michael J. Hopkins       President (Principal Executive        July 30, 1999
----------------------       Officer)
Michael J. Hopkins


/s/ Todd D. Weyhrich         Principal Financial and               July 30, 1999
--------------------         Accounting Officer
Todd D. Weyhrich


/s/ Dale P. Kramer           Director                              July 30, 1999
------------------
Dale P. Kramer


/s/ William J. Podany        Director                              July 30, 1999
---------------------
William J. Podany